Exhibit 99.2
AT&T INC.
Dollars in millions
Calculation of Pro Forma Operating Revenues

	For the quarter ended
	3/31/05	6/30/05	9/30/05	12/31/05

AT&T Corp. Operating Revenues	$7,015	$6,760	$6,620	$3,481	[1]
AT&T Corp. Segment Operating Revenues	—	—	—	2,887	[2]

Pro Forma AT&T Corp.
Segment Operating Revenues	7,015	6,760	6,620	6,368

Less: AT&T Corp. Segment Operating Revenues	—	—	—	(2,887)
Intercompany operating revenue eliminations and other adjustments	(546)	(462)	(435)	(114)
AT&T Inc. Operating Revenues	10,248	10,328	10,320	12,966

Pro Forma AT&T Inc. Operating Revenues	$16,717	$16,626	$16,505	$16,333

Components of AT&T Corp. Pro Forma Fourth Quarter Segment Operating Revenues

	AT&T	AT&T
	Business	Consumer
	Services	Services	Other	12/31/05

AT&T Corp. Operating Revenues	$2,737	$735	$9	$3,481	[1]
AT&T Corp. Segment Operating Revenues	2,262	622	3	2,887	[2]

Pro Forma AT&T Corp.
Segment Operating Revenues	$4,999	$1,357	$12	$6,368

[1]	AT&T Corp. results from October 1, 2005 — November 18, 2005

[2]	AT&T Corp. results from November 19, 2005 — December 31, 2005